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                                                                   EXHIBIT 23H1E

                                     FORM OF
                                    AMENDMENT
                      Separate Account and Unit Value Fees
                            Effective October 1, 2001



                                                                      Monthly
                                                                        Fee

Separate Accounts

Flat Fee for up to 15 Separate Accounts with Investments           $ 99,000.00

Unit Value Calculations

Flat Fee for Fund of Fund Accounts                                 $ 50,000.00






                                         THE LINCOLN NATIONAL LIFE
DELAWARE INVESTMENTS                     INSURANCE COMPANY


By:_______________________________       By: _______________________________
Name: ____________________________       Name: _____________________________
Title:   _________________________       Title: ____________________________
Date:   __________________________       Date: _____________________________